Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER dated as of December 10, 2010 (this “Amendment No. 1”), to the Agreement and Plan of Merger dated as of September 27, 2010 (the “Merger Agreement”), is by and among NATIONAL COAL CORP., a Florida corporation (the “Company”), RANGER ENERGY INVESTMENTS, LLC, a Delaware limited liability company (“Parent”) and RANGER COAL HOLDINGS, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”).

Parent, Merger Sub and the Company have agreed to amend the Merger Agreement pursuant to the terms and conditions of this Amendment No. 1.

Accordingly, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows

1. Certain Definitions. Capitalized terms used but not defined herein have the respective meanings assigned to them in the Merger Agreement

2. Amendment to Merger Agreement. The Merger Agreement is hereby amended as set forth below in this Section 2. Except as specifically amended hereby, the other terms and conditions in the Merger Agreement shall continue in full force and effect, notwithstanding the execution and delivery of this Amendment No. 1. After the date hereof, any reference to the Merger Agreement shall mean the Merger Agreement as amended by this Amendment No. 1, and as used in the Merger Agreement, the terms “Agreement,” “this Agreement,” “herein,” “hereinafter,” “hereto,” “hereof” and words of similar import shall, unless the context otherwise requires, mean the Merger Agreement as amended by this Amendment No. 1.

(a) Notwithstanding Section 2.1(d) to the contrary, the Closing shall take place at 2:00 p.m., Eastern time, on December 15, 2010.

(b) The reference to December 14, 2010 set forth in Section 9.1(b)(i) of the Merger Agreement shall be deleted and replaced with the date December 17, 2010.

(c) ARTICLE VII of the Merger Agreement is hereby amended to add new Section 7.15 to read as follows:

“7.15 Payment of Senior Secured Notes. On or before 11:00 a.m., Central time, on December 15, 2010, Parent shall have deposited with Wells Fargo Bank, N.A. an aggregate of $12,314,250 (“Payoff Funds”) to be applied by Wells Fargo Bank, N.A. to pay in full all principal and interest on the Company’s 10.5% Senior Secured Notes due 2010 that are held by holders other than Parent or any of its Affiliates, which Payoff Funds shall be delivered by wire transfer of immediately available funds pursuant to the wire transfer instructions provided in that certain payoff letter, dated November 30, 2010, provided to the Company by Marisol Luna, Relationship Specialist, of Wells Fargo Bank, N.A.”

3. Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

4. Counterparts. This Amendment No. 1 may be executed by facsimile or PDF signature and in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each other party, it being understood that all parties need not sign the same counterpart.

5. Headings. The article and section headings contained in this Amendment No. 1 are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(Signatures on Following Page)

EXECUTION COPY

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 on the date first above written.

NATIONAL COAL CORP.

By:	/s/ Daniel A. Roling
Name: Daniel A. Roling
Title: President & Chief Executive Officer

RANGER ENERGY INVESTMENTS, LLC

By:	/s/ Stephen W. Ball
Name: Stephen W. Ball
Title: President

RANGER COAL HOLDINGS, LLC

By:	/s/ Stephen W. Ball
Name: Stephen W. Ball
Title: President

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